UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

QLT Inc.
 (Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C., Canada	V5T 4T5
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Corporate Goals / Cash Incentive Bonus Plan

On January 31, 2011, the Board of Directors (the “Board”) of QLT Inc. (“QLT” or the “Company”), on the recommendation of the Executive Compensation Committee (the “Compensation Committee”), determined the 2011 corporate goals relating to QLT’s annual cash incentive bonus plan (the “Plan”) in which the executive officers of QLT are eligible to participate.

The Plan provides cash bonuses based on the achievement of goals related to individual and/or corporate performance in 2011. The amount of the cash bonus that our executive officers are eligible to receive is based on a predetermined target percentage of base salary and is subject to the achievement of corporate and/or individual goals, as follows:

		Range of Possible
	Target Bonus	Bonus Payment	Weighting Between
	(as a % of	(as a% of	Corporate and
Level	Base Salary)	of Base Salary)	Individual Goals
Chief Executive Officer	75%	0-150%	100% Corporate

Chief Financial Officer and Senior Vice Presidents	45%	0-90%	75% Corporate/
			25% Individual

Individual goals relate to the individual executive officer’s area of responsibility and are designed to facilitate the achievement of QLT’s corporate goals. Executive officers with individual goals may attain between 0% and 200% of their individual goals depending on performance, although the Compensation Committee has the discretion to recognize additional factors and award bonuses outside of this range. Executive officers with corporate goals may attain between 0% and 200% of a corporate goal depending on the extent to which the goal is achieved. QLT’s corporate goals include base corporate goals which are described below and measure from 0 — 100% achievement. The Compensation Committee, however, has the discretion to recognize additional factors and assess QLT’s corporate goal achievement up to a maximum 200%. In determining whether QLT’s corporate goals have been achieved beyond 100% and up to a possible 200%, the Compensation Committee will consider factors and achievements it considers appropriate, including, but not limited to, the bonus corporate goals described below.

The following is the nature and relative weighting of the 2011 base corporate goals and bonus corporate goals, as applicable:

•	Synthetic Retinoid

Base Corporate Goal and Percentage: Achieve specified milestones related to clinical development progress and results for the synthetic retinoid program; achieve specified product research and development results: 40%.

Bonus Corporate Goal and Percentage: If specified program milestones are achieved, up to an additional 30% for specified follow-on clinical development of retinoid program, and further product research and development.

•	Sustained Drug Delivery: Punctal Plug Development

Base Corporate Goal and Percentage: Achieve specified milestones related to clinical development progress and results for the latanoprost punctal plug drug delivery program (“L-PPDS”); achieve specified milestones following positive or negative L-PPDS clinical results: 20%.

Bonus Corporate Goal and Percentage: If specified program milestones are achieved for L-PPDS or the olopatadine punctal plug drug delivery system, up to an additional 20% for additional specified program milestones.

•	Visudyne®

Base Corporate Goal and Percentage: Achieve target U.S. Visudyne sales; achieve target U.S. pre-tax profitability on Visudyne sales: 20%.

Bonus Corporate Goal and Percentage: Up to an additional 5% for achievement of a higher specified target U.S. pre-tax profitability on Visudyne sales.

•	Manage Business to Drive Intermediate-Term Shareholder Value

Base Corporate Goal and Percentage: Revise and update strategic plan; pursue appropriate business development activities: 20%.

Bonus Corporate Goal and Percentage: None.

In the event all of the base corporate goals and all of the bonus corporate goals are achieved, it is anticipated that a minimum of 155% achievement would be obtained.

Amendment to Employment Agreement with Dr. Dipak Panigrahi

On February 3, 2011, QLT entered into an Amendment Agreement with Dr. Dipak Panigrahi, QLT’s Senior Vice President, Research and Development and Chief Medical Officer, amending the terms of his Employment Agreement dated April 12, 2010, pursuant to which QLT has agreed to increase the maximum amount of reimbursement to Dr. Panigrahi for certain resignation costs owed to a former employer from $200,000 USD to $263,280 USD. The actual amount reimbursed to Dr. Panigrahi may exceed $263,280 USD only by such amount that reflects the income tax liabilities of Dr. Panigrahi, if any, associated with such reimbursement. The foregoing does not purport to be a complete description of the Amendment Agreement and is qualified in its entirety by reference to the Amendment Agreement, a copy of which is attached hereto as Exhibit 10.53 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

Number	Description
10.53	Amendment Agreement to Employment Agreement between QLT Inc. and Dr. Dipak Panigrahi, dated February 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QLT INC.

Date: February 4, 2011	By:	/s/ Cameron Nelson

	Name:	Cameron Nelson
	Title:	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.53	Amendment Agreement to Employment Agreement between QLT Inc. and Dr. Dipak Panigrahi, dated February 3, 2011

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